Filed pursuant to Rule 433

Registration Statement Nos. 333-224495 and 333-224495-03

CitiFirst Offerings Brochure for Citi Personal Wealth Management June 2021

2	CitiFirst Offerings Brochure | June 2021

Introduction to CitiFirst Investments	4

CitiFirst Protection Investments

Market-Linked Notes Based on the Citi Dynamic Asset Selector 5 Excess Return Index (5.5 Years)	5

CitiFirst Performance Investments

Callable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust	7

Equity Linked Securities Linked to the Worst Performing of the VanEck Vectors® Gold Miners ETF and the VanEck Vec- tors® Junior Gold Miners ETF	9

Equity Linked Securities Linked to the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR S&P 500 ETF Trust	11

Autocallable Contingent Coupon Equity Linked Securities Linked to Walgreens Boots Alliance, Inc.	13

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of Amazon.com, Inc., JPM- organ Chase & Co. and Walmart Inc.	15

Enhanced Barrier Digital Plus Securities Linked to Square, Inc.	17

Equity Linked Securities Linked to the Worst Performing of the Bank of America Corporation and JPMorgan Chase & Co.	19

Single Observation ELKS® Based on the Invesco QQQ TrustSM, Series 1	21

Buffer Securities Linked to the Dow Jones Industrial AverageTM	23

Dual Directional Barrier Securities Linked to the SPDR® S&P 500® ETF Trust	25

Barrier Digital Plus Securities Linked to the S&P 500® Index	27

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of Apple Inc. and Microsoft Corporation	29

Autocallable Contingent Coupon Equity Linked Securities Linked to Amazon.com, Inc.	31

For all offerings documented herein (other than the Market-Linked Certificates of Deposit):

Investment Product	Not FDIC Insured	May Lose Value	No Bank Guarantee

CitiFirst Offerings Brochure | June 2021	3

Autocallable Contingent Coupon Equity Linked Securities Linked to Apple Inc.	33

Autocallable Contingent Barrier Securities Linked to the Worst Performing of the Financial Select Sector SPDR® Fund and the SPDR® S&P® Regional Banking ETF	35

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of the VanEck Vectors® Gold Miners ETF and the VanEck Vectors® Junior Gold Miners ETF	37

General Overview of Investments	39

Important Information for the Monthly Offerings	40

Overview of Key Benefits and Risks of CitiFirst Investments	41

Additional Considerations	42

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

4 CitiFirst Offerings Brochure | June 2021
Introduction to CitiFirst Investments
CitiFirst is the brand name for Citi’s offering of investments including notes and deposits. Tailored to meet the needs of a range of investors, CitiFirst investments are divided into three categories based on the amount of principal due at maturity:
CitiFirst Protection
Full principal amount due at maturity
Investments provide for the full principal amount to be due at maturity, subject to the credit risk of the issuer, and are for investors who place a priority on the preservation of principal while looking for a way to potentially outperform cash or traditional fixed income investments
CitiFirst Performance
Payment due at maturity may be less than the principal amount
Investments provide for a payment due at maturity, subject to the credit risk of the issuer, that may be less than the principal amount and in some cases may be zero, and are for investors who are seeking the potential for current income and/or growth, in addition to partial or contingent downside protection
CitiFirst Opportunity
Payment due at maturity may be zero
Investments provide for a payment at maturity, subject to the credit risk of the issuer, that may be zero and are for investors who are willing to take full market risk in return for either leveraged principal appreciation at a predetermined rate or access to a unique underlying strategy
The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of Citi. All returns and any principal amount due at maturity are subject to the applicable issuer credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Structured investments are not conventional debt securities. They are complex in nature and the specific terms and conditions will vary for each offering.
CitiFirst operates across all asset classes meaning that underlying assets include equities, commodities, currencies, interest rates and alternative investments. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube:
For instance, if a CitiFirst Performance investment were based upon a single stock, which belongs to an equity asset class, its symbol would be shown as follows:
Classification of investments into categories is not intended to guarantee particular results or performance. Though the potential returns on structured investments are based upon the performance of the relevant underlying asset or index, investing in a structured investment is not equivalent to investing directly in the underlying asset or index.

CitiFirst Offerings Brochure | June 2021 5
Market-Linked Notes Based on the Citi Dynamic Asset Selector 5 Excess Return Index (5.5 Years)
Indicative Terms*
Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc Index: The Citi Dynamic Asset Selector 5 Excess Return Index (ticker symbol: “CIISDA5N”) Stated principal amount: $1,000 per note Pricing date: June 28, 2021
Issue date: July 1, 2021. See “Supplemental Plan of Distribution” in this pricing supplement for additional information.
Valuation date: December 28, 2026, subject to postponement if such date is not an index business day Maturity date: December 31, 2026
Payment at maturity: For each note you hold at maturity, the $1,000 stated principal amount plus the note return amount, which will be either zero or positive Note return amount: • If the final index level is greater than the initial index level: $1,000 x the index return x upside participation rate • If the final index level is less than or equal to the initial index level: $0 Initial index level:    , the closing level of the underlying index on the pricing date Final index level: The closing level of the underlying index on the valuation date Index return: The percentage change in the closing level of the Index from the pricing date to the valuation date, calculated as follows: (i) final index level minus initial index level, divided by (ii) initial index level Upside participation rate: At least 100%. The actual upside participation rate will be determined on the pricing date.
Listing: The notes will not be listed on any securities exchange CUSIP: 17329FUE2
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

6 CitiFirst Offerings Brochure | June 2021
Investor Profile
Investor Seeks: Investor Can Accept:
A medium-term equity index-linked investment A holding period of approximately 5.5 years
Full principal amount due at maturity The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment
A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2021 7

Callable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of the Invesco QQQ Trust℠, Series 1 and the SPDR® S&P 500® ETF Trust



Indicative Terms*

<table>
<tr><td>Issuer:</td><td>Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.</td></tr>
<tr><td>Guarantee:</td><td>All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.</td></tr>
<tr><td>Underlyings:</td><td><table>
<tr><th>Underlying</th><th>Initial underlying value*</th><th>Coupon barrier value**</th><th>Final barrier value**</th><th>Equity ratio***</th></tr>
<tr><td>Invesco QQQ Trust℠, Series 1</td><td>$</td><td>$</td><td>$</td><td></td></tr>
<tr><td>SPDR® S&P 500® ETF Trust</td><td>$</td><td>$</td><td>$</td><td></td></tr>
</table>
* For each underlying, its closing value on the pricing date
** For each underlying, 80.00% of its initial underlying value
*** For each underlying, the stated principal amount divided by its initial underlying value</td></tr>
<tr><td>Stated principal amount:</td><td>$1,000 per security</td></tr>
<tr><td>Pricing date:</td><td>June 3, 2021</td></tr>
<tr><td>Issue date:</td><td>June 8, 2021</td></tr>
<tr><td>Valuation dates:</td><td>September 3, 2021, December 3, 2021, March 3, 2022, June 3, 2022, September 6, 2022, December 5, 2022, March 3, 2023 and June 5, 2023 (the "final valuation date"), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur</td></tr>
<tr><td>Maturity date:</td><td>Unless earlier redeemed, June 8, 2023</td></tr>
<tr><td>Contingent coupon payment dates:</td><td>The fifth business day after each valuation date, except that the contingent coupon payment date following the final valuation date will be the maturity date</td></tr>
<tr><td>Contingent coupon:</td><td>On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to at least 1.705% of the stated principal amount of the securities (equivalent to a contingent coupon rate of at least 6.82% per annum) (to be determined on the pricing date) if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date.</td></tr>
<tr><td>Payment at maturity:</td><td>If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable):
• I If the final underlying value is greater than or equal to the final barrier value:
$1,000
• If the final underlying value is less than the final barrier value:
a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those shares based on the final underlying value)
If the securities are not redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity.</td></tr>
<tr><td>Listing:</td><td>The securities will not be listed on any securities exchange</td></tr>
</table>

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment's offering documents and related material(s) for additional information

8 CitiFirst Offerings Brochure | June 2021
Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Redemption: We may call the securities, in whole and not in part, for mandatory redemption on any potential redemption date upon not less than five business days’ notice. Following an exercise of our call right, you will receive for each security you then hold an amount in cash equal to $1,000.00 plus the related contingent coupon payment, if any.
Potential redemption dates: The contingent coupon payment dates related to the valuation dates scheduled to occur on September 3, 2021, December 3, 2021, March 3, 2022, June 3, 2022, September 6, 2022, December 5, 2022 and March
3, 2023
Final underlying value: For each underlying, its closing value on the final valuation date
Worst performing For any valuation date, the underlying with the lowest underlying return determined as of that valuation underlying: date Underlying return: For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value CUSIP: 17328NUK2
Investor Profile
Investor Seeks: Investor Can Accept:
â– A short-term equity-linked investment â– A holding period of approximately two years
â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested
â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment
A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2021 9

Equity Linked Securities Linked to the Worst Performing of the VanEck Vectors® Gold Miners ETF and the VanEck Vectors® Junior Gold Miners ETF

Indicative Terms*

<table>
<tr><td>Issuer:</td><td>Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.</td></tr>
<tr><td>Guarantee:</td><td>All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.</td></tr>
<tr><td>Underlyings:</td><td><table>
<tr><th>Underlying</th><th>Initial underlying value*</th><th>Downside threshold value**</th><th>Equity ratio***</th></tr>
<tr><td>VanEck Vectors® Gold Miners ETF</td><td>$</td><td>$</td><td></td></tr>
<tr><td>VanEck Vectors® Junior Gold Miners ETF</td><td>$</td><td>$</td><td></td></tr>
</table>
* For each underlying, its closing value on the pricing date
** For each underlying, 80.00% of its initial underlying value
*** For each underlying, the stated principal amount divided by its initial underlying value</td></tr>
<tr><td>Stated principal amount:</td><td>$1,000 per security</td></tr>
<tr><td>Pricing date:</td><td>June 4, 2021</td></tr>
<tr><td>Issue date:</td><td>June 9, 2021</td></tr>
<tr><td>Valuation dates:</td><td>December 6, 2021, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur</td></tr>
<tr><td>Maturity date:</td><td>December 9, 2021</td></tr>
<tr><td>Coupon payment dates:</td><td>July 9, 2021, August 9, 2021, September 9, 2021, October 12, 2021, November 9, 2021 and the maturity date</td></tr>
<tr><td>Coupon payments:</td><td>On each coupon payment date, the securities will pay a coupon equal to at least 0.917% of the stated principal amount of the securities (equivalent to a coupon rate of at least 11.00% per annum, or at least 5.50% for the term of the securities) (to be determined on the pricing date)</td></tr>
<tr><td>Payment at maturity:</td><td>For each $1,000 stated principal amount security you hold at maturity, you will receive the final coupon payment plus:
•If a downside event <u>does not</u> occur:
$1,000
•If a downside event occurs:
a fixed number of underlying shares of the worst performing underlying equal to its equity ratio (or, if we elect, the cash value of those shares based on its final underlying value)

If a downside event occurs, you will receive underlying shares of the worst performing underlying (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity (other than the final coupon payment).</td></tr>
<tr><td>Downside event:</td><td>A downside event will occur if the final underlying value of the worst performing underlying is less than its downside threshold value</td></tr>
<tr><td>Listing:</td><td>The securities will not be listed on any securities exchange</td></tr>
<tr><td>Underwriter:</td><td>Citigroup Global Markets Inc. ("CGMI"), an affiliate of the issuer, acting as principal</td></tr>
</table>

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment's offering documents and related material(s) for additional information

10 CitiFirst Offerings Brochure | June 2021
Final underlying value: For each underlying, its closing value on the final valuation date Worst performing underlying: The underlying with the lowest underlying return
Underlying return: For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value CUSIP: 17328NTK4
Investor Profile
Investor Seeks: Investor Can Accept:
A short-term equity-linked investment A holding period of approximately six months
A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested
The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment
A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2021 11
Equity Linked Securities Linked to the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR S&P 500 ETF Trust
Indicative Terms*
Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlyings: Initial underlying Downside threshold Equity ratio*** Underlying value* value**
Invesco QQQ TrustSM, Series 1 $ $
SPDR S&P 500 ETF Trust $ $
*    For each underlying, its closing value on the pricing date
**    For each underlying, 85.00% of its initial underlying value
*** For each underlying, the stated principal amount divided by its initial underlying value Stated principal amount: $1,000 per security Pricing date: June 8, 2021 Issue date: June 11, 2021 Valuation dates: December 8, 2021, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: December 13, 2021 Coupon payment dates: July 13, 2021, August 13, 2021, September 13, 2021, October 13, 2021, November 15, 2021 and the maturity date Coupon payments: On each coupon payment date, the securities will pay a coupon equal to at least 0.5% of the stated principal amount of the securities (equivalent to a coupon rate of at least 6.00% per annum, or at least 3.00% for the term of the securities) (to be determined on the pricing date) Payment at maturity: For each $1,000 stated principal amount security you hold at maturity, you will receive the final coupon payment plus: • If a downside event does not occur: $1,000 • If a downside event occurs: a fixed number of underlying shares of the worst performing underlying equal to its equity ratio (or, if we elect, the cash value of those shares based on its final underlying value)
If a downside event occurs, you will receive underlying shares of the worst performing underlying (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity (other than the final coupon payment).
Downside event: A downside event will occur if the final underlying value of the worst performing underlying is less than its downside threshold value Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Final underlying value: For each underlying, its closing value on the final valuation date Worst performing underlying: The underlying with the lowest underlying return
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

12 CitiFirst Offerings Brochure | June 2021
Underlying return: For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value CUSIP: 17328NTY4
Investor Profile
Investor Seeks: Investor Can Accept:
â– A short-term equity-linked investment â– A holding period of approximately six months
â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested
â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment
A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2021 13
Autocallable Contingent Coupon Equity Linked Securities Linked to Walgreens Boots Alliance, Inc.
Indicative Terms*
Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: Walgreens Boots Alliance, Inc.
Stated principal amount: $1,000 per security Pricing date: June 9, 2021 Issue date: June 14, 2021
Valuation date: September 9, 2021, December 9, 2021, March 9, 2022, June 9, 2022, September 9, 2022 and December 9, 2022 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, December 14, 2022 Contingent coupon payment The fifth business day after each valuation date, except that the contingent coupon payment date dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to at least 1.75% of the stated principal amount of the securities (equivalent to a contingent coupon rate of at least 7.00% per annum) (to be determined on the pricing date) if and only if the closing value of the underlying on the immediately preceding valuation date is greater than or equal to the coupon barrier value. If the closing value of the underlying on any valuation date is less than the coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the underlying on one or more valuation dates is less than the coupon barrier value and, on a subsequent valuation date, the closing value of the underlying on that subsequent valuation date is greater than or equal to the coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the underlying on a valuation date is less than the coupon barrier value and the closing value of the underlying on each subsequent valuation date up to and including the final valuation date is less than the coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates.
Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable): • I If the final underlying value is greater than or equal to the final barrier value: $1,000 • If the final underlying value is less than the final barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those shares based on the final underlying value)
If the securities are not automatically redeemed prior to maturity and the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments).
Initial underlying value: $ , the closing value of the underlying on the pricing date
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

14 CitiFirst Offerings Brochure | June 2021
Final underlying value: The closing value of the underlying on the valuation date Coupon barrier value: $ , 78.00% of the initial underlying value Final barrier value: $, 78.00% of the initial underlying value
Equity ratio: , the stated principal amount divided by the initial underlying value Listing: The securities will not be listed on any securities exchange
Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Automatic early redemption: If, on any potential autocall date, the closing value of the underlying is greater than or equal to the initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $1,000.00 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below.
Potential autocall dates: The valuation dates scheduled to occur on September 9, 2021, December 9, 2021, March 9, 2022, June 9, 2022 and September 9, 2022 CUSIP: 17328NRT7
Investor Profile
Investor Seeks: Investor Can Accept:
â– A short-term equity-linked investment â– A holding period of approximately 1.5 years
â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested
â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment
A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the
Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2021 15

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of Amazon.com, Inc., JPMorgan Chase & Co. and Walmart Inc.



Indicative Terms*

<table>
<tr><td>Issuer:</td><td>Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.</td></tr>
<tr><td>Guarantee:</td><td>All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.</td></tr>
<tr><td>Underlyings:</td><td>
<table>
<tr><th>Underlying</th><th>Initial underlying value*</th><th>Coupon barrier value**</th><th>Final barrier value**</th><th>Equity ratio***</th></tr>
<tr><td>Amazon.com, Inc.</td><td>$</td><td>$</td><td>$</td><td></td></tr>
<tr><td>JPMorgan Chase & Co.</td><td>$</td><td>$</td><td>$</td><td></td></tr>
<tr><td>Walmart Inc.</td><td>$</td><td>$</td><td>$</td><td></td></tr>
</table>
* For each underlying, its closing value on the pricing date
** For each underlying, 75.00% of its initial underlying value
*** For each underlying, the stated principal amount divided by its initial underlying value
</td></tr>
<tr><td>Stated principal amount:</td><td>$5,000 per security</td></tr>
<tr><td>Pricing date:</td><td>June 14, 2021</td></tr>
<tr><td>Issue date:</td><td>June 17, 2021</td></tr>
<tr><td>Valuation dates:</td><td>September 14, 2021, December 14, 2021, March 14, 2022, June 14, 2022, September 14, 2022 and December 14, 2022 (the "final valuation date"), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur</td></tr>
<tr><td>Maturity date:</td><td>Unless earlier redeemed, December 19, 2022</td></tr>
<tr><td>Contingent coupon payment dates:</td><td>The fifth business day after each valuation date, except that the contingent coupon payment date following the final valuation date will be the maturity date</td></tr>
<tr><td>Contingent coupon:</td><td>On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to at least 2.375% of the stated principal amount of the securities (equivalent to a contingent coupon rate of at least 9.50% per annum) (to be determined on the pricing date) if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the worst performing underlying on one or more valuation dates is less than its coupon barrier value and, on a subsequent valuation date, the closing value of the worst performing underlying on that subsequent valuation date is greater than or equal to its coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the worst performing underlying on a valuation date is less than its coupon barrier value and the closing value of the worst performing underlying on each subsequent valuation date up to and including the final valuation date is less than its coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates.</td></tr>
</table>

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment's offering documents and related material(s) for additional information

16 CitiFirst Offerings Brochure | June 2021
Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable): • If the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value: $5,000 • If the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value: a fixed number of underlying shares of the worst performing underlying on the final valuation date equal to its equity ratio (or, if we elect, the cash value of those shares based on its final underlying value)
If the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments).
Listing: The securities will not be listed on any securities exchange
Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Automatic early redemption: If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $5,000.00 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the worst performing underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below.
Potential autocall dates: The valuation dates scheduled to occur on September 14, 2021, December 14, 2021, March 14, 2022, June 14, 2022 and September 14, 2022 Final underlying value: For each underlying, its closing value on the final valuation date Worst performing For any valuation date, the underlying with the lowest underlying return determined as of that valuation underlying: date Underlying return: For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value CUSIP: 17328NTQ1
Investor Profile
Investor Seeks: Investor Can Accept:
â– A short-term equity-linked investment â– A holding period of approximately 1.5 years
â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested
â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment
A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2021 17
Enhanced Barrier Digital Plus Securities Linked to Square, Inc.
Indicative Terms*
Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: Square, Inc.
Stated principal amount: $1,000 per security Pricing date: June 15, 2021 Issue date: June 18, 2021
Valuation date: December 15, 2022, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: December 20, 2022 Payment at maturity: You will receive at maturity for each security you then hold: • If the final underlying value is greater than or equal to the final barrier value: $1,000 + the greater of (i) the digital return amount and (ii) $1,000 x the underlying return, subject to the maximum return at maturity • If the final underlying value is less than the final barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those shares based on the final underlying value)
If the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity.
Initial underlying value: , the closing value of the underlying on the pricing date Final underlying value: The closing value of the underlying on the valuation date Final barrier value:, 75.00% of the initial underlying value
Equity ratio: , the stated principal amount divided by the initial underlying value
Digital return amount: $150.00 per security (representing a digital return equal to 15.00% of the stated principal amount). You will receive the digital return amount only if the final underlying value is greater than or equal to the final barrier value.
Underlying return: (i) The final underlying value minus the initial underlying value, divided by (ii) the initial underlying value Maximum return at maturity: $300.00 per security (30.00% of the stated principal amount). The payment at maturity per security will not exceed the stated principal amount plus the maximum return at maturity.
Listing: The securities will not be listed on any securities exchange CUSIP: 17328NRL4
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

18 CitiFirst Offerings Brochure | June 2021
Investor Profile
Investor Seeks: Investor Can Accept:
â– A short-term equit-linked investment â– A holding period of approximately 1.5 years
â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested
â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment
A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2021 19
Equity Linked Securities Linked to the Worst Performing of the Bank of America Corporation and JPMorgan Chase & Co.
Indicative Terms*
Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlyings: Initial underlying Downside threshold Equity ratio*** Underlying value* value**
Bank of America Corporation $ $
JPMorgan Chase & Co. $ $
*For each underlying, its closing value on the pricing date
**For each underlying, 80.00% of its initial underlying value
*** For each underlying, the stated principal amount divided by its initial underlying value Stated principal amount: $1,000 per security Pricing date: June 16, 2021 Issue date: June 21, 2021
Valuation dates: June 16, 2022, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: June 21, 2022 Coupon payment dates: July 21, 2021, August 23, 2021, September 21, 2021, October 21, 2021, November 22, 2021, December 21, 2021, January 21, 2022, February 22, 2022, March 21, 2022, April 21, 2022, May 23, 2022 and the maturity date Coupon payments: On each coupon payment date, the securities will pay a coupon equal to at least 0.5833% of the stated principal amount of the securities (equivalent to a coupon rate of at least approximately 7.00% per annum) (to be determined on the pricing date) Payment at maturity: For each $1,000 stated principal amount security you hold at maturity, you will receive the final coupon payment plus: • If a downside event does not occur: $1,000 • If a downside event occurs: a fixed number of underlying shares of the worst performing underlying equal to its equity ratio (or, if we elect, the cash value of those shares based on its final underlying value)
If a downside event occurs, you will receive underlying shares of the worst performing underlying (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity (other than the final coupon payment).
Downside event: A downside event will occur if the final underlying value of the worst performing underlying is less than its downside threshold value Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Final underlying value: For each underlying, its closing value on the final valuation date Worst performing underlying: The underlying with the lowest underlying return
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

20 CitiFirst Offerings Brochure | June 2021
Underlying return: For each underlying, (i) its final underlying value minus its initial underlying value, divided by (ii) its initial underlying value CUSIP: 17328NRF7
Investor Profile
Investor Seeks: Investor Can Accept:
â– A short-term equity-linked investment â– A holding period of approximately one year
â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested
â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment
A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information
CitiFirst Offerings Brochure | June 2021 21

Single Observation ELKS® Based on the Invesco QQQ TrustSM, Series 1
Indicative Terms*
Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying: Shares of the Invesco QQQ TrustSM, Series 1 (Nasdaq symbol: “QQQ”) (the “underlying share issuer” or “ETF”) Stated principal amount: $1,000 per security Pricing date: June 23, 2021 Issue date: June 28, 2021 Valuation dates: June 23, 2022, subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: June 28, 2022 Coupon: At least 5.00% per annum. The actual coupon rate will be determined on the pricing date.
Coupon payment dates: July 28, 2021, August 30, 2021, September 28, 2021, October 28, 2021, November 29, 2021, December 28, 2021, January 28, 2022, February 28, 2022, March 28, 2022, April 28, 2022, May 31, 2022 and the maturity date Payment at maturity: For each $1,000 stated principal amount security you hold at maturity, you will receive the final coupon payment plus: • If a downside event occurs: a number of underlying shares equal to the equity ratio (or, in our sole discretion, cash in an amount equal to the equity ratio multiplied by the final share price) • If a downside event does not occurs: $1,000 in cash
If a downside event occurs, you will not receive the stated principal amount of your securities at maturity and, instead, will receive underlying shares (or, in our sole discretion, cash based on the value thereof) expected to be worth less than 85.00% of the stated principal amount and may be worth nothing. Although you are expected to be subject to the risk of a decline in the price of the underlying shares, you will not participate in any appreciation of the underlying shares over the term of the securities. The number of full underlying shares and any cash in lieu of a fractional underlying share that you receive at maturity will be calculated based on the aggregate number of securities you then hold.
Downside event: A downside event will occur if the final share price is less than the downside threshold price Downside threshold price: $ , 85.00% of the initial share price Initial share price: $ , the closing price of the underlying shares on the pricing date Final share price: For each underlying, its closing value on the final valuation date Equity ratio:, the stated principal amount divided by the initial share price Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal CUSIP: 17328NSX7
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2021 22
Investor Profile
Investor Seeks:Investor Can Accept:
â– A short-term equity-linked investment â– A holding period of approximately one year
â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested
â– The structured investments discussed herein are not
suitable for all investors. Prospective investors should
evaluate their financial objectives and tolerance for risk
prior to investing in any structured investment
A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2021 23
Buffer Securities Linked to the Dow Jones Industrial AverageTM
Indicative Terms*
Issuer:Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying:Dow Jones Industrial AverageTM
Stated principal amount:$1,000 per security
Pricing date:June 23, 2021
Issue date:June 28, 2021
Valuation date:June 23, 2026, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur
Maturity date:June 26, 2026
Payment at maturity:You will receive at maturity for each security you then hold:
• If the final underlying value is greater than the initial underlying value:
$1,000 + the return amount, subject to the maximum return at maturity
• If the final underlying value is less than or equal to the initial underlying value but greater than or equal to the final buffer value:
$1,000
• If the final underlying value is less than the final buffer value:
$1,000 + [$1,000 x (the underlying return + the buffer percentage)]
If the final underlying value is less than the final buffer value, which means that the underlying has depreciated from the initial underlying value by more than the buffer percentage, you will lose 1% of the stated principal amount of your securities at maturity for every 1% by which that depreciation exceeds the buffer percentage.
Initial underlying value:$ , the closing value of the underlying on the pricing date
Final underlying value:The closing value of the underlying on the valuation date
Equity ratio:, the stated principal amount divided by the initial underlying value
Return amount:$1,000 x the underlying return x the upside participation rate
Upside participation rate:100.00%
Underlying return:(i) The final underlying value minus the initial underlying value, divided by (ii) the initial underlying value
Maximum return at maturity:The maximum return at maturity will be determined on the pricing date and will be at least $450.00 per security (at least 45.00% of the stated principal amount). The payment at maturity per security will not exceed the stated principal amount plus the maximum return at maturity.
Final buffer value:$ , 90% of the initial underlying value
Buffer percentage:10.00%
Listing:The securities will not be listed on any securities exchange
CUSIP:17329FXX7
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

24 CitiFirst Offerings Brochure | June 2021
Investor Profile
Investor Seeks:Investor Can Accept:
â– A medium-term equity-linked investment â– A holding period of approximately five years
â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested
â– The structured investments discussed herein are not
suitable for all investors. Prospective investors should
evaluate their financial objectives and tolerance for risk
prior to investing in any structured investment
A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2021 25
Dual Directional Barrier Securities Linked to the SPDR® S&P 500® ETF Trust
Indicative Terms*
Issuer:Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying:SPDR® S&P 500® ETF Trust
Stated principal amount:$1,000 per security
Pricing date:June 24, 2021
Issue date:June 29, 2021
Valuation date:December 24, 2024, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur
Maturity date:    December 30, 2024
Payment at maturity:    You will receive at maturity for each security you then hold:
• If the final underlying value is greater than or equal to the initial underlying value:
$1,000 + the upside return amount, subject to the maximum upside return
• If the final underlying value is less than the initial underlying value but greater than or equal to the final barrier value:
$1,000 + the absolute return amount
• If the final underlying value is less than the final barrier value:
a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those underlying shares based on the final underlying value)
If the final underlying value is less than the final barrier value, you will receive underlying shares
(or, in our sole discretion, cash) expected to be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity.
Initial underlying value:    $ , the closing value of the underlying on the pricing date
Final underlying value:    The closing value of the underlying on the valuation date
Upside return amount:    $1,000 x the underlying return x the upside participation rate
Upside participation rate:    100.00%
Absolute return amount:    $1,000 x the absolute value of the underlying return
Equity ratio:    , the stated principal amount divided by the initial underlying value
Underlying return:    (i) The final underlying value minus the initial underlying value, divided by (ii) the initial underlying value
Final barrier value:    $ , 84% of the initial underlying value
Maximum upside return:    $300.00 per security (30.00% of the stated principal amount). The payment at maturity per security will not exceed the stated principal amount plus the maximum upside return.
Listing:    The securities will not be listed on any securities exchange
CUSIP:    17328NTD0
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

26 CitiFirst Offerings Brochure | June 2021
Investor Profile
Investor Seeks:    Investor Can Accept:
â–     A medium-term equity-linked investment â– A holding period of approximately 3.5 years
â–     A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested
â– The structured investments discussed herein are not
suitable for all investors. Prospective investors should
evaluate their financial objectives and tolerance for risk
prior to investing in any structured investment
A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2021 27
Barrier Digital Plus Securities Linked to the S&P 500® Index
Indicative Terms*
Issuer:    Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:    All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying:    The S&P 500® Index
Stated principal amount:    $1,000 per security
Pricing date:    June 24, 2021
Issue date:    June 29, 2021
Valuation date:    June 24, 2026, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur
Maturity date:    June 29, 2026
Payment at maturity:    You will receive at maturity for each security you then hold:
• If the final underlying value is greater than or equal to the initial underlying value:
$1,000 + the greater of (i) the digital return amount and (ii) $1,000 x the underlying return
• If the final underlying value is less than the initial underlying value but greater than or equal to the final barrier value:
$1,000
• If the final underlying value is less than the final barrier value:
$1,000 + ($1,000 x the underlying return)
If the final underlying value is less than the final barrier value, you will receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity.
Initial underlying value:    , the closing value of the underlying on the pricing date
Final underlying value:    The closing value of the underlying on the valuation date
Final barrier value:    , 85.00% of the initial underlying value
Digital return amount:    At least $120.00 per security (representing a digital return equal to at least 12.00% of the stated principal amount) (to be determined on the pricing date). You will receive the digital return amount only if the final underlying value is greater than or equal to the initial underlying value.
Underlying return:    (i) The final underlying value minus the initial underlying value, divided by (ii) the initial underlying value
Listing:    The securities will not be listed on any securities exchange
CUSIP:    17329FVY7
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

28    CitiFirst Offerings Brochure | June 2021
Investor Profile
Investor Seeks:    Investor Can Accept:
â–     A medium-term equity index-linked investment â– A holding period of approximately five years
â–     A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested
â– The structured investments discussed herein are not
suitable for all investors. Prospective investors should
evaluate their financial objectives and tolerance for risk
prior to investing in any structured investment
A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2021 29

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of Apple Inc. and Microsoft Corporation



Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.

Underlyings:

Underlying	Initial underlying value*	Coupon barrier value**	Final barrier value**	Equity ratio***
Apple Inc.	$	$	$	
Microsoft Corporation	$	$	$	

* For each underlying, its closing value on the pricing date
** For each underlying, 80.00% of its initial underlying value
*** For each underlying, the stated principal amount *divided by* its initial underlying value

Stated principal amount:	$1,000 per security
Pricing date:	June 25, 2021
Issue date:	June 30, 2021
Valuation dates:	September 27, 2021, December 27, 2021, March 25, 2022, June 27, 2022, September 26, 2022 and December 27, 2022 (the "final valuation date"), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur
Maturity date:	Unless earlier redeemed, December 30, 2022
Contingent coupon payment dates:	The fifth business day after each valuation date, except that the contingent coupon payment date following the final valuation date will be the maturity date
Contingent coupon:	On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to at least 2.00% of the stated principal amount of the securities (equivalent to a contingent coupon rate of at least 8.00% per annum) (to be determined on the pricing date) **if and only if** the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. **If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the worst performing underlying on one or more valuation dates is less than its coupon barrier value and, on a subsequent valuation date, the closing value of the worst performing underlying on that subsequent valuation date is greater than or equal to its coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the worst performing underlying on a valuation date is less than its coupon barrier value and the closing value of the worst performing underlying on each subsequent valuation date up to and including the final valuation date is less than its coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates.**

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment's offering documents and related material(s) for additional information

30 CitiFirst Offerings Brochure | June 2021
Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable): • If the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value: $1,000 • If the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value: a fixed number of underlying shares of the worst performing underlying on the final valuation date equal to its equity ratio (or, if we elect, the cash value of those shares based on its final underlying value)
If the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments).
Listing: The securities will not be listed on any securities exchange
Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Automatic early redemption: If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $1,000.00 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the worst performing underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below.
Potential autocall dates: The valuation dates scheduled to occur on September 27, 2021, December 27, 2021, March 25, 2022, June 27, 2022 and September 26, 2022 Final underlying value: For each underlying, its closing value on the final valuation date Worst performing For any valuation date, the underlying with the lowest underlying return determined as of that valuation underlying: date Underlying return: For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value CUSIP: 17328NUE6
Investor Profile
Investor Seeks: Investor Can Accept:
â– A short-term equity-linked investment â– A holding period of approximately 1.5 years
â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested
â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment
A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2021 31
Autocallable Contingent Coupon Equity Linked Securities Linked to Amazon.com, Inc.
Indicative Terms*
Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: Amazon.com, Inc.
Stated principal amount: $5,000 per security Pricing date: June 28, 2021 Issue date: July 1, 2021
Valuation date: September 28, 2021, December 28, 2021, March 28, 2022 and June 28, 2022 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, July 1, 2022 Contingent coupon payment The fifth business day after each valuation date, except that the contingent coupon payment date dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to at least 1.75% of the stated principal amount of the securities (equivalent to a contingent coupon rate of at least 7.00% per annum) (to be determined on the pricing date) if and only if the closing value of the underlying on the immediately preceding valuation date is greater than or equal to the coupon barrier value. If the closing value of the underlying on any valuation date is less than the coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the underlying on one or more valuation dates is less than the coupon barrier value and, on a subsequent valuation date, the closing value of the underlying on that subsequent valuation date is greater than or equal to the coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the underlying on a valuation date is less than the coupon barrier value and the closing value of the underlying on each subsequent valuation date up to and including the final valuation date is less than the coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates.
Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable): • I If the final underlying value is greater than or equal to the final barrier value: $5,000 • If the final underlying value is less than the final barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those shares based on the final underlying value)
If the securities are not automatically redeemed prior to maturity and the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments).
Initial underlying value: $     , the closing value of the underlying on the pricing date
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

32 CitiFirst Offerings Brochure | June 2021
Final underlying value:    The closing value of the underlying on the valuation date
Coupon barrier value:    $, 80.00% of the initial underlying value
Final barrier value:    $, 80.00% of the initial underlying value
Equity ratio:     , the stated principal amount divided by the initial underlying value
Listing:    The securities will not be listed on any securities exchange
Underwriter:    Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Automatic early redemption:    If, on any potential autocall date, the closing value of the underlying is greater than or equal to the initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $5,000.00 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below.
Potential autocall dates:    The valuation dates scheduled to occur on September 28, 2021, December 28, 2021 and March 28, 2022
CUSIP:    17328NTL2
Investor Profile
Investor Seeks:     Investor Can Accept:
â–     A short-term equity-linked investment â– A holding period of approximately one year
â–     A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested
â– The structured investments discussed herein are not
suitable for all investors. Prospective investors should
evaluate their financial objectives and tolerance for risk
prior to investing in any structured investment
A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2021 33
Autocallable Contingent Coupon Equity Linked Securities Linked to Apple Inc.
Indicative Terms*
Issuer:    Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:    All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying:    Apple Inc.
Stated principal amount:    $1,000 per security
Pricing date:    June 28, 2021
Issue date:    July 1, 2021
Valuation date:    September 28, 2021, December 28, 2021, March 28, 2022, June 28, 2022, September 28, 2022 and
December 28, 2022 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur
Maturity date:    Unless earlier redeemed, January 3, 2023
Contingent coupon payment    The fifth business day after each valuation date, except that the contingent coupon payment date
dates:    following the final valuation date will be the maturity date
Contingent coupon:    On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to at least 1.75% of the stated principal amount of the securities (equivalent to a contingent coupon rate of at least 7.00% per annum) (to be determined on the pricing date) if and only if the closing value of the underlying on the immediately preceding valuation date is greater than or equal to the coupon barrier value. If the closing value of the underlying on any valuation date is less than the coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the underlying on one or more valuation dates is less than the coupon barrier value and, on a subsequent valuation date, the closing value of the underlying on that subsequent valuation date is greater than or equal to the coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the underlying on a valuation date is less than the coupon barrier value and the closing value of the underlying on each subsequent valuation date up to and including the final valuation date is less than the coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates.
Payment at maturity:    If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable):
• I If the final underlying value is greater than or equal to the final barrier value:
$1,000
• If the final underlying value is less than the final barrier value:
a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those shares based on the final underlying value)
If the securities are not automatically redeemed prior to maturity and the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity
(including any previously unpaid contingent coupon payments).
Initial underlying value:    $ , the closing value of the underlying on the pricing date
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

34 CitiFirst Offerings Brochure | June 2021
Final underlying value:    The closing value of the underlying on the valuation date
Coupon barrier value:    $, 80.00% of the initial underlying value
Final barrier value:    $, 80.00% of the initial underlying value
Equity ratio:     , the stated principal amount divided by the initial underlying value
Listing:    The securities will not be listed on any securities exchange
Underwriter:    Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Automatic early redemption:    If, on any potential autocall date, the closing value of the underlying is greater than or equal to the initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $1,000.00 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below.
Potential autocall dates:    The valuation dates scheduled to occur on December 28, 2021, March 28, 2022, June 28, 2022 and
September 28, 2022
CUSIP:    17328NTT5
Investor Profile
Investor Seeks:     Investor Can Accept:
â–     A short-term equity-linked investment â– A holding period of approximately 1.5 years
â–     A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested
â– The structured investments discussed herein are not
suitable for all investors. Prospective investors should
evaluate their financial objectives and tolerance for risk
prior to investing in any structured investment
A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2021 35

Autocallable Contingent Barrier Securities Linked to the Worst Performing of the Financial Select Sector SPDR® Fund and the SPDR® S&P® Regional Banking ETF



Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlyings:	(see table below)

Underlying	Initial underlying value*	Final barrier value**	Equity ratio***
Financial Select Sector SPDR® Fund	$	$	
SPDR® S&P® Regional Banking ETF	$	$	

* For each underlying, its closing value on the pricing date
** For each underlying, 80.00% of its initial underlying value
*** For each underlying, the stated principal amount *divided by* its initial underlying value

Stated principal amount:	$1,000 per security
Pricing date:	June 29, 2021
Issue date:	July 7, 2021
Valuation dates:	September 29, 2021, December 29, 2021, March 29, 2022 and June 29, 2022 (the "final valuation date"), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur
Maturity date:	Unless earlier redeemed, July 7, 2022
Contingent coupon payment dates:	The fifth business day after each valuation date, except that the contingent coupon payment date following the final valuation date will be the maturity date
Contingent coupon:	On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to at least 1.75% of the stated principal amount of the securities (equivalent to a contingent coupon rate of at least 7.00% per annum) (to be determined on the pricing date) **if and only if** the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. **If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the worst performing underlying on one or more valuation dates is less than its coupon barrier value and, on a subsequent valuation date, the closing value of the worst performing underlying on that subsequent valuation date is greater than or equal to its coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the worst performing underlying on a valuation date is less than its coupon barrier value and the closing value of the worst performing underlying on each subsequent valuation date up to and including the final valuation date is less than its coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates.**

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment's offering documents and related material(s) for additional information

36 CitiFirst Offerings Brochure | June 2021
Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable): • If the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value: $1,000 • If the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value: a fixed number of underlying shares of the worst performing underlying on the final valuation date equal to its equity ratio (or, if we elect, the cash value of those shares based on its final underlying value)
If the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments).
Listing: The securities will not be listed on any securities exchange
Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Automatic early redemption: If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $1,000.00 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the worst performing underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below.
Potential autocall dates: The valuation dates scheduled to occur on September 29, 2021, December 29, 2021 and March 29, 2022 Final underlying value: For each underlying, its closing value on the final valuation date Worst performing For any valuation date, the underlying with the lowest underlying return determined as of that valuation underlying: date Underlying return: For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value CUSIP: 17328NUS5
Investor Profile
Investor Seeks: Investor Can Accept:
â– A short-term equity-linked investment â– A holding period of approximately one year
â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested
â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment
A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2021 37

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of the VanEck Vectors® Gold Miners ETF and the VanEck Vectors® Junior Gold Miners ETF

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlyings:	See table below

Underlyings:

Underlying	Initial underlying value*	Coupon barrier value**	Final barrier value**	Equity ratio***
VanEck Vectors® Gold Miners ETF	$	$	$	
VanEck Vectors® Junior Gold Miners ETF	$	$	$	

* For each underlying, its closing value on the pricing date
** For each underlying, 76.00% of its initial underlying value
*** For each underlying, the stated principal amount *divided by* its initial underlying value

Stated principal amount:	$1,000 per security
Pricing date:	June 29, 2021
Issue date:	July 7, 2021
Valuation dates:	September 29, 2021, December 29, 2021, March 29, 2022, June 29, 2022, September 29, 2022 and December 29, 2022 (the "final valuation date"), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur
Maturity date:	Unless earlier redeemed, January 6, 2023
Contingent coupon payment dates:	The fifth business day after each valuation date, except that the contingent coupon payment date following the final valuation date will be the maturity date
Contingent coupon:	On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to at least 2.50% of the stated principal amount of the securities (equivalent to a contingent coupon rate of at least 10.00% per annum) (to be determined on the pricing date) **if and only if** the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. **If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the worst performing underlying on one or more valuation dates is less than its coupon barrier value and, on a subsequent valuation date, the closing value of the worst performing underlying on that subsequent valuation date is greater than or equal to its coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the worst performing underlying on a valuation date is less than its coupon barrier value and the closing value of the worst performing underlying on each subsequent valuation date up to and including the final valuation date is less than its coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates.**

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment's offering documents and related material(s) for additional information

38 CitiFirst Offerings Brochure | June 2021
Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable): • If the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value: $1,000 • If the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value: a fixed number of underlying shares of the worst performing underlying on the final valuation date equal to its equity ratio (or, if we elect, the cash value of those shares based on its final underlying value)
If the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments).
Listing: The securities will not be listed on any securities exchange
Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Automatic early redemption: If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $1,000.00 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the worst performing underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below.
Potential autocall dates: The valuation dates scheduled to occur on September 29, 2021, December 29, 2021, March 29, 2022, June 29, 2022 and September 29, 2022 Final underlying value: For each underlying, its closing value on the final valuation date Worst performing For any valuation date, the underlying with the lowest underlying return determined as of that valuation underlying: date Underlying return: For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value CUSIP: 17328NSD1
Investor Profile
Investor Seeks: Investor Can Accept:
â– A short-term equity-linked investment â– A holding period of approximately 1.5 years
â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested
â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment
A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.
For questions, please call your Financial Advisor
*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2021 39

General Overview of Investments

CitiFirst Protection Investments

Investments	Maturity	Risk Profile*	Return*
Contingent Absolute Return MLDs/Notes	1-2 Years	Full principal amount due at maturity	If the underlying never crosses either an upside or downside threshold, the return on the investment equals the absolute value of the return of the underlying. Otherwise, the return equals zero
Contingent Upside Participation MLDs/Notes	1-5 Years	Full principal amount due at maturity	If the underlying crosses an upside threshold, the return on the investment equals an interest payment paid at maturity. Otherwise, the return equals the greater of the return of the underlying and zero
Minimum Coupon Notes	3-5 Years	Full principal amount due at maturity	If the underlying ever crosses an upside threshold during a coupon period, the return for the coupon period equals the minimum coupon. Otherwise, the return for a coupon period equals the greater of the return of the underlying during the coupon period and the minimum coupon
Market-Linked Notes/ Deposits & Safety First Trust Certificates	3-7 Years	Full principal amount due at maturity	The return on the investment equals the greater of the return of the underlying multiplied by a participation rate and zero; the maximum return is capped

CitiFirst Performance Investments

Investments	Maturity	Risk Profile*	Return*
ELKS®	6-13 Months	Payment at maturity may be less than the principal amount	A fixed coupon is paid regardless of the performance of the underlying. If the underlying never crosses a downside threshold, the return on the investment equals the coupons paid. Otherwise, the return equals the sum of the coupons paid and the return of the underlying at maturity
Buffer Notes	1-5 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the lesser of (a) the return of the underlying multiplied by a participation rate and (b) the maximum return on the notes. If the return of the underlying is either zero or negative by an amount lesser than the buffer amount, the investor receives the stated principal amount. Otherwise, the return on the investment equals the return of the underlying plus the buffer amount
CoBas/PACERS℠	1-5 Years	Payment at maturity may be less than the principal amount	If the underlying is equal to or greater than a threshold (such as its initial value) on any call date, the note is called and the return on the investment equals a fixed premium. If the note has not been called, at maturity, if the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Otherwise, the return equals zero
LASERS℠	1-5 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the return of the underlying multiplied by a participation rate (some versions are subject to a maximum return on the notes). If the return of the underlying is negative and the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Otherwise, the return equals zero

CitiFirst Opportunity Investments

Investments	Maturity	Risk Profile*	Return*
Upturn Notes	1-2 Years	Payment at maturity may be zero	If the underlying is above its initial level at maturity, the return on the investment equals the lesser of the return of the underlying multiplied by a participation rate and the maximum return on the notes. Otherwise, the return equals the return of the underlying
Fixed Upside Return Notes	1-2 Years	Payment at maturity may be zero	If the underlying is equal to or above its initial level at maturity, the return on the investment equals a predetermined fixed amount. Otherwise, the return equals the return of the underlying
Strategic Market Access Notes	3-4 Years	Payment at maturity may be zero	The return on the investment equals the return of a unique index created by Citi

***All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations.** This is not a complete list of CitiFirst structures. The descriptions above are not intended to completely describe how an investment works or to detail all of the terms, risks and benefits of a particular investment. The return profiles can change. Please refer to the offering documents and related material(s) of a particular investment for a comprehensive description of the structure, terms, risks and benefits related to that investment.

40 CitiFirst Offerings Brochure | June 2021
Important Information for the Monthly Offerings
Investment Information
The investments set forth in the previous pages are intended for general indication only of the CitiFirst Investments offerings. The issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering.
SEC Registered (Public) Offerings
Each issuer, if applicable, has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the SEC registered offerings by that issuer, to which this communication relates. Before you invest in any of the registered offerings identified in this Offerings Brochure, you should read the prospectus in the applicable registration statement and the other documents the issuer and guarantor, if applicable, have filed with the SEC for more complete information about that issuer and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
For Registered Offerings Issued by: Citigroup Global Markets Holdings Inc. Issuer’s Registration Statement Numbers: 333-255302 and 333-255302-03 Issuer’s CIK on the SEC Website: 0000200245
Alternatively, you can request a prospectus and any other documents related to the offerings, either in hard copy or electronic form, by calling toll-free 1-877-858-5407 or by calling your Financial Advisor.
The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of the issuer. The SEC registered securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality.
Market-Linked Certificates of Deposit
The Market-Linked Deposits (“MLDs”) are not SEC registered offerings and are not required to be so registered. For indicative terms and conditions on any MLD, please contact your Financial Advisor or call the toll-free number 1-800-831-9146.

CitiFirst Offerings Brochure | June 2021 41

Overview of Key Benefits and Risks of CitiFirst Investments

Benefits

- Investors can access investments linked to a variety of underlying assets or indices, such as domestic and foreign indices, exchange-traded funds, commodities, foreign-exchange, interest rates, equities, or a combination thereof.
- Structured investments can offer unique risk/return profiles to match investment objectives, such as the amount of principal due at maturity, periodic income, and enhanced returns.

Risks

- The risks below are not intended to be an exhaustive list of the risks associated with a particular CitiFirst Structured Investment offering. Before you invest in any CitiFirst Structured Investment you should thoroughly review the particular investment's offering document(s) and related material(s) for a comprehensive description of the risks and considerations associated with the particular investment.
- Potential for Loss
  - The terms of certain investments provide that the full principal amount is due at maturity, subject to the applicable issuer's credit risk. However, if an investor sells or redeems such investment prior to maturity, the investor may receive an amount less than his/her original investment.
  - The terms of certain investments provide that the payment due at maturity could be significantly less than the full principal amount and, for certain investments, could be zero. In these cases, an investor may receive an amount significantly less than his/her original investment and may receive nothing at maturity of the investment.
- Appreciation May Be Limited - Depending on the investment, an investor's appreciation may be limited by a maximum amount payable or by the extent to which the return reflects the performance of the underlying asset or index.
- Issuer Credit Risk - All payments on CitiFirst Structured Investments are dependent on the applicable issuer's or guarantor's ability to pay all amounts due on these investments, including any principal due at maturity and therefore investors are subject to the credit risk of the applicable issuer.
- Secondary Market - There may be little or no secondary market for a particular investment. If the applicable offering document(s) so specifies, the issuer may apply to list an investment on a securities exchange, but it is not possible to predict whether any investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.
- Resale Value of a CitiFirst Structured Investment May be Lower than Your Initial Investment - Due to, among other things, the changes in the price of and dividend yield on the underlying asset, interest rates, the earnings performance of the issuer of the underlying asset, the applicable issuer of the CitiFirst Structured Investment's perceived creditworthiness, the investment may trade, if at all, at prices below its initial issue price and an investor could receive substantially less than the amount of his/her original investment upon any resale of the investment.
- Volatility of the Underlying Asset or Index - Depending on the investment, the amount you receive at maturity could depend on the price or value of the underlying asset or index during the term of the trade as well as where the price or value of the underlying asset or index is at maturity; thus, the volatility of the underlying asset or index, which is the term used to describe the size and frequency of market fluctuations in the price or value of the underlying asset or index, may result in an investor receiving an amount less than he/she would otherwise receive.
- Potential for Lower Comparable Yield - The effective yield on any investment may be less than that which would be payable on a conventional fixed-rate debt security of the same issuer with comparable maturity.
- Affiliate Research Reports and Commentary - Affiliates of the particular issuer may publish research reports or otherwise express opinions or provide recommendations from time to time regarding the underlying asset or index which may influence the price or value of the underlying asset or index and, therefore, the value of the investment. Further, any research, opinion or recommendation expressed within such research reports may not be consistent with purchasing, holding or selling the investment.
- The United States Federal Income Tax Consequences of Structured Investments are Uncertain - No statutory, judicial or administrative authority directly addresses the characterization of structured investments for U.S. federal income tax purposes. The tax treatment of a structured investment may be very different than that of its underlying asset. As a result, significant aspects of the U.S. federal income tax consequences and treatment of an investment are not certain. The offering document(s) for each structured investment contains tax conclusions and discussions about the expected U.S. federal income tax consequences and treatment of the related structured investment. However, no ruling is being requested from the Internal Revenue Service with respect to any structured investment and no assurance can be given that the Internal Revenue Service will agree with the tax conclusions and treatment expressed within the offering document(s) of a particular structured investment. Citigroup Inc., its affiliates, and employees do not provide tax or legal advice. Investors should consult with their own professional advisor(s) on such matters before investing in any structured investment.
- Fees and Conflicts - The issuer of a structured investment and its affiliates may play a variety of roles in connection with the investment, including acting as calculation agent and hedging the issuer's obligations under the investment. In performing these duties, the economic interests of the affiliates of the issuer may be adverse to the interest of the investor.

42 CitiFirst Offerings Brochure | June 2021

Additional Considerations

Please note that the information contained in this brochure is current as of the date indicated and is not intended to be a complete description of the terms, risks and benefits associated with any particular structured investment. Therefore, all of the information set forth herein is qualified in its entirety by the more detailed information provided in the offering documents(s) and related material for the respective structured investment.

The structured investments discussed within this brochure are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment.

Tax Disclosure

Citigroup Inc., its affiliates and employees do not provide tax or legal advice. To the extent that this brochure or any offering document(s) concerns tax matters, it is not intended to be used and cannot be used by a taxpayer for the purpose of avoiding penalties that may be imposed by law. Any such taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

ERISA and IRA Purchases Prohibited

Employee benefit plans subject to ERISA, retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) and entities the assets of which are deemed to constitute the assets of such plans are not permitted to purchase structured investments.

Distribution Limitations and Considerations

This document may not be distributed in any jurisdiction where it is unlawful to do so. The investments described in this document may not be marketed, or sold or be available for offer or sale in any jurisdiction outside of the U.S., unless permitted under applicable law and in accordance with the offering documents and related materials. In particular:

WARNING TO INVESTORS IN HONG KONG ONLY: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If Investors are in any doubt about any of the contents of this document, they should obtain independent professional advice.

This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the "SFO") and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the "CO") or which do not constitute an offer to the public within the meaning of the CO.

There is no advertisement, invitation or document relating to structured investments, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to structured investments which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph.

WARNING TO INVESTORS IN SINGAPORE ONLY: This document has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). Accordingly, neither this document nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the structured investments may be circulated or distributed, nor may the structured investments be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section 275 of the Securities and Futures Act) or to any person pursuant to section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. No person receiving a copy of this document may treat the same as constituting any invitation to him/her, unless in the relevant territory such an invitation could be lawfully made to him/her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased structured investments, namely a person who is:

(a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

(b) a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries' rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the structured investments under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless:

(i) the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust);

(ii) no consideration is or will be given for the transfer; or

(iii) the transfer is by operation of law.

Notes

CitiFirst
At Citi, our talented professionals are dedicated to delivering innovative investments and services to our clients across the globe. Our teams in structuring, marketing, sales and trading are focused on educating our distribution partners and putting clients first.
To discuss CitiFirst investment ideas and strategies, Financial Advisors, Private Bankers and other distribution partners may call our sales team. Private Investors should call their financial advisor or private banker.
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+1 (212) 723-7288
For more information, please go to www.citifirst.com
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Dow Jones Industrial AverageTM is a service mark of Dow Jones & Company, Inc. (“Dow Jones”) and has been licensed for use by Citigroup Funding Inc. The Notes described herein are not sponsored, endorsed, sold or promoted by Dow Jones and Dow Jones makes no warranties and bears no liability with respect to the Notes.
EURO STOXX 50® is a service mark of STOXX Limited and/or its licensors that has been sublicensed for use for certain purposes by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions— EURO STOXX 50® Index — License Agreement with STOXX Limited” in the accompanying underlying supplement.
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